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Cubic Corporation - SEC Form 10-K                                       Page 36
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                           EXHIBIT 21


          SUBSIDIARY CORPORATIONS OF CUBIC CORPORATION
          PLACE OF INCORPORATION AND PERCENTAGE OWNED

                                                  PLACE OF        PERCENTAGE
          SUBSIDIARY                           INCORPORATION        OWNED
          ----------                           -------------      ----------
CONSOLIDATED CONVERTING CO.
Whittier, California                            California           100%

CUBIC APPLICATIONS, INC.
Lacey, Washington                               California           100%

CUBIC AUTOMATIC REVENUE COLLECTION GROUP
San Diego, California                           California           100%

CUBIC COMMUNICATIONS, INC.
San Diego, California                           California           100%

CUBIC DATA SYSTEMS, INC.
San Diego, California                           California            90%

CUBIC DEFENSE SYSTEMS, INC.
San Diego, California                           California           100%

CUBIC FOREIGN SALES, INC.                       St. Thomas
San Diego, California                       U.S. Virgin Islands      100%

CUBIC LAND, INC.
San Diego, California                           California           100%

CUBIC TRANSPORTATION SYSTEMS LIMITED
London, England                                 England              100%*
 * (100% owned subsidiary of Cubic (UK)
   Limited)

CUBIC (UK) LIMITED
London, England                                 England              100%

CUBIC VIDEOCOMM, INC.
San Diego, California                           Delaware             100%

CUBIC WORLDWIDE TECHNICAL SERVICES, INC.
San Diego, California                           Delaware             100%

NAVSAT CORPORATION
San Diego, California                           California           100%

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Cubic Corporation - SEC Form 10-K                                       Page 37
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SUBSIDIARY CORPORATIONS OF CUBIC CORPORATION--CONTINUED

                                                                                 PLACE OF        PERCENTAGE
          SUBSIDIARY                                                          INCORPORATION        OWNED
          ----------                                                          -------------      ----------

NEW YORK REVENUE AUTOMATION, INC.
New York, New York                                                              New York           100% *
  * (100% owned subsidiary of Cubic Automatic Revenue Collection Group)

SCANPOINT TECHNOLOGY A/S
Brondby, Denmark                                                                Denmark            100%*
  * (100% owned subsidiary of Cubic Automatic Revenue Collection Group)

SOUTHERN CUBIC PTY., LTD
New South Wales, Australia                                                      Australia          100%*
  * (50% owned subsidiary of Cubic Corporation and
      50% owned subsidiary of Cubic Automatic Revenue Collection Group)

THORN TRANSIT SYSTEMS INTERNATIONAL
Wells, England                                                                  England            100%*
  * (100% owned subsidiary of Cubic (UK) Limited)